Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Reports First Quarter 2014 Adjusted Earnings Per Share of $0.24; Continues to Selectively Invest in Capital Efficient, High Return Platform Expansion Opportunities

Highlights

•	Reaffirming 2014 guidance for cash flow and Adjusted EPS, but now expects Adjusted EPS to be in the low end of the range

◦
Includes revised outlook for hydrological conditions in Latin America, with potential full year Adjusted EPS impact of $0.07 to $0.10, including $0.02 in first quarter 2014; implementing actions to mitigate this downside

•	First quarter 2014 results reduced $0.03 by forced outages and lack of gas availability at DPL in the United States

•	Moving forward with two new platform expansion opportunities: 72 MW fuel oil-fired barge in Panama and 122 MW gas-fired expansion of DPP in the Dominican Republic

•	Brought in a new partner at the Guacolda generation business in Chile, enhancing the Company's ability to extract operational synergies

•	Invested $108 million in AES Gener's $150 million equity capital raise to fund the 531 MW Alto Maipo hydroelectric project under construction in Chile

•
On track to complete 4,082 MW of capacity under construction through 2018, as well as the $511 million investment program to upgrade 2,400 MW of baseload coal-fired capacity at IPL in the United States

ARLINGTON, Va., May 8, 2014 – The AES Corporation (NYSE: AES) today reported Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) of $0.24 for first quarter 2014, a decrease of $0.03 from first quarter 2013. First quarter 2014 results include a $0.03 negative impact from forced outages and lack of gas availability during extremely cold weather in January at DPL in the United States. These results also include the positive contributions from capital allocation decisions, which resulted in reduced Parent interest expense and a lower share count. The Company also benefited from improved operating performance at several businesses in Europe, Central America and Brazil.

First quarter 2014 Diluted Earnings Per Share from Continuing Operations decreased $0.22 to $(0.07) from first quarter 2013. These results were driven primarily by $0.17 of impairments, largely at DPL, where the Company impaired all of the goodwill associated with its retail business, reflecting continued margin compression and lower than expected retail growth, and $0.13 of expenses associated with refinancing near-term Parent debt maturities with longer-term, lower-coupon debt.

"Hydrology has been poor so far this year, especially in Panama and Brazil, and could have a full year negative impact of $0.07 to $0.10 per share. We are taking actions to mitigate this impact, through increased cost management efforts, accelerated capital allocation and strategic initiatives," said Andrés Gluski, AES President and Chief Executive Officer. "In the first quarter, we closed a number of capital efficient platform expansions and brought in equity partners to optimize our overall risk profile. We will continue to compete all investment opportunities with stock buybacks and debt paydowns to maximize shareholder returns."

"Although our first quarter results were affected by forced outages and a gas shortage at DPL in the U.S., they also reflect positive contributions from operational improvements in Europe, Central America and Brazil," said Tom O'Flynn, AES Executive Vice President and Chief Financial Officer. "We also benefited from our capital allocation decisions, resulting in lower Parent interest and a 3% reduction in our share count."

Table 1: Key Financial Results

$ in Millions, Except Per Share Amounts	First Quarter		Full Year 2014 Guidance
	2014	2013
Adjusted EPS[1]	$0.24	$0.27	$1.30 - $1.38
Diluted EPS from Continuing Operations	$(0.07)	$0.15	N/A
Proportional Free Cash Flow[1]	$129	$361	$1,000 - $1,300
Consolidated Net Cash Provided by Operating Activities	$221	$618	$2,200 - $2,800
1 A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.

Discussion of Operating Drivers of Adjusted Pre-Tax Contribution (Adjusted PTC, a non-GAAP financial measure) and Adjusted EPS
The Company manages its portfolio in six market-oriented Strategic Business Units (SBUs): US (United States), Andes (Chile, Colombia and Argentina), Brazil, MCAC (Mexico, Central America and the Caribbean), EMEA (Europe, Middle East and Africa), and Asia.

Table 2: Adjusted PTC1 by SBU and Adjusted EPS1

$ in Millions, Except Per Share Amounts	First Quarter
	2014	2013	Variance
US	$75	$133	$(58)
Andes	53	81	(28)
Brazil	69	42	27
MCAC	65	56	9
EMEA	115	96	19
Asia	8	31	(23)
Total SBUs	$385	$439	$(54)
Corp/Other	(142)	(169)	27
Total AES Adjusted PTC1,2	$243	$270	$(27)
Adjusted Effective Tax Rate	30%	26%
Diluted Share Count	727	749
Adjusted EPS[1]	$0.24	$0.27	$(0.03)
1 A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
2 Includes $30 million and $12 million of after-tax adjusted equity in earnings for first quarter 2014 and first quarter 2013, respectively.

For the three months ended March 31, 2014, Adjusted EPS was $0.24, including a $0.03 negative impact from forced outages and a gas shortage at DPL in the United States. First quarter 2013 results were $0.27, including $0.04 received from the Beaver Valley PPA termination payment. First quarter 2014 results reflect $0.03 of contributions from capital allocation decisions, which resulted in reduced Parent interest expense and a 3% lower share count, and $0.02 of improved operating performance at several businesses in Europe, Central America and Brazil.

First quarter 2014 Adjusted PTC decreased $27 million. Key drivers of Adjusted PTC included:

•
US: An overall decrease of $58 million, primarily driven by $49 million in net gains on the termination of the PPA at Beaver Valley in first quarter 2013. Although the Company benefited from higher energy prices at its wind businesses and better availability in Hawaii, results were negatively affected by a $33 million decline at DPL as a result of temporary forced outages and a lack of available gas at a couple of its generation plants.

•	Andes: An overall decrease of $28 million, due to planned maintenance and higher energy purchases in Chile, as well as unfavorable foreign exchange rates in Argentina and Chile.

•
Brazil: An overall increase of $27 million. Despite a 15% currency devaluation, margins improved across the Company's key businesses. The Company's generation business, Tietê, has lower contracted energy during the first half of the year, allowing it to capture spot sales at higher prices during first quarter 2014. The Company's utilities, Eletropaulo and Sul, increased due to higher demand from weather.

•	MCAC: An overall increase of $9 million, primarily driven by fewer outages and higher margins in the Dominican Republic, partially offset by low hydrology in Panama.

•	EMEA: An overall increase of $19 million, largely driven by higher operating performance in Bulgaria and Northern Ireland, as well as contributions from new wind capacity in the United Kingdom.

•
Asia: An overall decrease of $23 million. In the Philippines, the market operator retroactively adjusted spot prices for November and December 2013, resulting in an unfavorable impact of $14 million at Masinloc in first quarter 2014. These results were also driven by planned and unplanned outages at Masinloc in the Philippines, which were successfully completed in April 2014.

•	Corp/Other: An improvement of $27 million, driven by lower interest expense on recourse debt and lower general and administrative expense.

Discussion of Cash Flow
First quarter 2014 Proportional Free Cash Flow (a non-GAAP financial measure) was $129 million, a decrease of $232 million from first quarter 2013. This decline was primarily driven by the absence of a $60 million payment for the termination of the Beaver Valley PPA received in first quarter 2013 and the remaining $172 million decrease was largely driven by higher working capital needs at DPL in the United States, due to extremely cold weather and in Brazil, due to poor hydrological conditions. The Company expects this impact to reverse as these businesses collect receivables during the remainder of the year. Further, in Brazil, the Company's utilities should benefit from the 11 billion Brazilian Real aid package that the Brazilian Government has enacted to reduce the sector's working capital needs.

First quarter 2014 Consolidated Net Cash Provided by Operating Activities decreased $397 million to $221 million, primarily due to higher working capital needs in Brazil and at DPL in the United States, as discussed above.

2014 Guidance

•
The Company reaffirmed its full year 2014 Adjusted EPS guidance range of $1.30 to $1.38, which is based on foreign currency and commodity price assumptions as of March 31, 2014. The Company now expects its Adjusted EPS to be in the low end of the guidance range due to its updated expectations for the impact of dry hydrological conditions in Latin America, with a potential full year Adjusted EPS impact of $0.07 to $0.10, including $0.02 recorded in first quarter 2014.

•	The Company reaffirmed its Proportional Free Cash Flow guidance range of $1,000 to $1,300 million.

•	The Company reaffirmed its Consolidated Net Cash Provided by Operating Activities guidance range of $2,200 to $2,800 million.

Table 3: 2014 Guidance Reconciliation

$ in Millions, Except Per Share Amounts	Full Year 2014 Guidance	Remarks
Adjusted EPS[1]	$1.30 - $1.38	No change; expect low end of range
Proportional Free Cash Flow1 (a)	$1,000 - $1,300	No change
Reconciling Factor2 (b)	$1,200 - $1,500
Consolidated Net Cash Provided by Operating Activities (a + b)	$2,200 - $2,800	No change
1 A non-GAAP financial measure. See "Non-GAAP Financial Measures" for definitions and reconciliations to the most comparable GAAP financial measures.
2 Primarily includes minority interest, maintenance capex and environmental capex. See Appendix for details of the reconciliation.

In providing its full year 2014 Adjusted EPS guidance, the Company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to: (a) unrealized gains or losses related to derivative transactions (as of March 31, 2014, $(0.01) per share); (b) unrealized foreign currency gains or losses (as of March 31, 2014, $0.02 per share); (c) gains or losses due to dispositions and acquisitions of business interests; (as of March 31, 2014, $0.00 per share); (d) losses due to impairments (as of March 31, 2014, $0.17 per share); and (e) costs due to the early retirement of debt (as of March 31, 2014, $0.13 per share). At this time, management is not able to estimate the aggregate impact, if any, of these items on reported earnings for the year. Accordingly, the Company is not able to provide a corresponding GAAP equivalent for its Adjusted EPS guidance.

Additional Highlights

•	To mitigate the potential impact from more severe than anticipated hydrological conditions, the Company has taken the following steps in Panama:

◦	Converted a 175 MW PPA from financial to physical, capping exposure to actual production levels.

◦
Signed an agreement with the Government of Panama, under which the Government agreed to reduce the financial impact of spot electricity purchases by $100 million through 2016 for AES Panama, in which the Company has a 49% ownership interest.

◦	Bringing in a 72 MW fuel oil-fired power barge and entering into a 5-year PPA with a government-owned generation company. This project is expected to come on-line in 2015.

•
In Brazil, where thermal generation continues to be extremely important as a result of poor hydrological conditions, the Company's 640 MW gas-fired Uruguaiana plant secured gas supply for 60 days. The Company is working to secure gas on a longer-term basis.

•
In April, AES Gener exercised its right of first offer to purchase the remaining 50% stake in the 608 MW Guacolda generation business in Chile for $728 million. AES Gener then sold the 50% stake, less one share, to Global Infrastructure Partners for virtually the same price, optimizing operations at Guacolda without investing significant capital, in order to extract operational synergies.

•
In April, AES Gener initiated an equity capital increase of $150 million to finance its equity contributions for the 531 MW Alto Maipo hydroelectric project under construction in Chile. The Company subscribed to the offering in-line with its ownership interest of 71% for $108 million.

Non-GAAP Financial Measures
See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, Proportional Free Cash Flow, as well as reconciliations to the most comparable GAAP financial measures.

Attachments
Consolidated Statements of Operations, Consolidated Balance Sheets, Segment Information, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information and 2014 Financial Guidance Elements.

Conference Call Information
AES will host a conference call on Thursday, May 8, 2014 at 9:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-888-469-2191 at least ten minutes before the start of the call. International callers should dial +1-415-228-5043. The participant passcode for this call is 5814. Internet access to the presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Quarterly Financial Results.”

A telephonic replay of the call will be available from approximately 11:00 a.m. EDT on Thursday, May 8, 2014 through Thursday, May 29, 2014. Callers in the U.S. please dial 1-866-513-4387. International callers should dial +1-203-369-1985. The system will ask for a passcode; please enter 5814. A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 21 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 22,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2013 revenues were $16 billion and we own and manage $40 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2013 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2013 Annual Report on Form 10-K dated on or about February 25, 2014 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

#

THE AES CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share amounts)
Revenue:
Regulated	$2,142	$2,139
Non-Regulated	2,120	2,011
Total revenue	4,262	4,150
Cost of Sales:
Regulated	(1,932)	(1,787)
Non-Regulated	(1,536)	(1,614)
Total cost of sales	(3,468)	(3,401)
Operating margin	794	749
General and administrative expenses	(51)	(54)
Interest expense	(373)	(370)
Interest income	63	65
Loss on extinguishment of debt	(134)	(47)
Other expense	(8)	(26)
Other income	11	68
Gain on sale of investments	1	3
Goodwill impairment expense	(154)	—
Asset impairment expense	(12)	(48)
Foreign currency transaction losses	(19)	(30)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	118	310
Income tax expense	(54)	(83)
Net equity in earnings of affiliates	25	4
INCOME FROM CONTINUING OPERATIONS	89	231
Income from operations of discontinued businesses, net of income tax expense (benefit) of $14 and $(2), respectively	20	4
Net loss from disposal and impairments of discontinued businesses, net of income tax benefit of $(1) and $(1), respectively	(43)	(36)
NET INCOME	66	199
Noncontrolling interests:
Less: Income from continuing operations attributable to noncontrolling interests	(136)	(119)
Less: Loss from discontinued operations attributable to noncontrolling interests	12	2
Total net income attributable to noncontrolling interests	(124)	(117)
NET (LOSS) INCOME ATTRIBUTABLE TO THE AES CORPORATION	$(58)	$82
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
(Loss) income from continuing operations, net of tax	$(47)	$112
Loss from discontinued operations, net of tax	(11)	(30)
Net (loss) income	$(58)	$82
BASIC EARNINGS PER SHARE:
(Loss) Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.07)	$0.15
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	(0.04)
NET (LOSS) INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.08)	$0.11
DILUTED EARNINGS PER SHARE:
(Loss) Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.07)	$0.15
Loss from discontinued operations attributable to The AES Corporation common stockholders, net of tax	(0.01)	(0.04)
NET (LOSS) INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.08)	$0.11
DILUTED SHARES OUTSTANDING	724	749
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(in millions)
REVENUE
US	$1,001	$886
Andes	620	690
Brazil	1,445	1,429
MCAC	638	669
EMEA	391	343
Asia	168	133
Corporate, Other and Inter-SBU eliminations	(1)	0

Total Revenue	$4,262	$4,150

THE AES CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2014	December 31, 2013
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,413	$1,642
Restricted cash	589	597
Short-term investments	621	668
Accounts receivable, net of allowance for doubtful accounts of $124 and $134, respectively	2,586	2,363
Inventory	687	684
Deferred income taxes	181	166
Prepaid expenses	199	179
Other current assets	1,252	976
Current assets of discontinued operations and held-for-sale assets	461	464
Total current assets	7,989	7,739
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	942	922
Electric generation, distribution assets and other	31,151	30,596
Accumulated depreciation	(9,943)	(9,604)
Construction in progress	3,203	3,198
Property, plant and equipment, net	25,353	25,112
Other Assets:
Investments in and advances to affiliates	1,030	1,010
Debt service reserves and other deposits	586	541
Goodwill	1,468	1,622
Other intangible assets, net of accumulated amortization of $149 and $153, respectively	293	297
Deferred income taxes	680	666
Other noncurrent assets	2,445	2,170
Noncurrent assets of discontinued operations and held-for-sale assets	1,129	1,254
Total other assets	7,631	7,560
TOTAL ASSETS	$40,973	$40,411
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,632	$2,259
Accrued interest	395	263
Accrued and other liabilities	1,926	2,114
Non-recourse debt, including $259 and $267, respectively, related to variable interest entities	2,067	2,062
Recourse debt	8	118
Current liabilities of discontinued operations and held-for-sale businesses	812	837
Total current liabilities	7,840	7,653
NONCURRENT LIABILITIES
Non-recourse debt, including $1,022 and $979, respectively, related to variable interest entities	13,735	13,318
Recourse debt	5,675	5,551
Deferred income taxes	1,145	1,119
Pension and other post-retirement liabilities	1,290	1,310
Other noncurrent liabilities	3,191	3,299
Noncurrent liabilities of discontinued operations and held-for-sale businesses	378	432
Total noncurrent liabilities	25,414	25,029
Cumulative preferred stock of subsidiaries	78	78
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 814,143,636 issued and 725,308,630 outstanding at March 31, 2014 and 813,316,510 issued and 722,508,342 outstanding at December 31, 2013)	8	8
Additional paid-in capital	8,424	8,443
Accumulated deficit	(208)	(150)
Accumulated other comprehensive loss	(2,967)	(2,882)
Treasury stock, at cost (88,835,006 shares at March 31, 2014 and 90,808,168 shares at December 31, 2013)	(1,064)	(1,089)
Total AES Corporation stockholders’ equity	4,193	4,330
NONCONTROLLING INTERESTS	3,448	3,321
Total equity	7,641	7,651
TOTAL LIABILITIES AND EQUITY	$40,973	$40,411

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(in millions)
OPERATING ACTIVITIES:
Net income	$66	$199
Adjustments to net income:
Depreciation and amortization	306	329
Loss (gain) on sale of assets and investments	4	11
Impairment expenses	166	48
Deferred income taxes	56	13
Provisions for contingencies	12	26
Loss on the extinguishment of debt	134	47
Loss on disposals and impairments - discontinued operations	44	38
Other	35	56
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(219)	42
(Increase) decrease in inventory	(12)	(4)
(Increase) decrease in prepaid expenses and other current assets	(74)	(192)
(Increase) decrease in other assets	(444)	(45)
Increase (decrease) in accounts payable and other current liabilities	415	174
Increase (decrease) in income tax payables, net and other tax payables	(206)	(123)
Increase (decrease) in other liabilities	(62)	(1)
Net cash provided by operating activities	221	618
INVESTING ACTIVITIES:
Capital Expenditures	(399)	(401)
Proceeds from the sale of businesses, net of cash sold	29	1
Proceeds from the sale of assets	4	6
Sale of short-term investments	1,049	1,335
Purchase of short-term investments	(993)	(1,492)
Increase in restricted cash, debt service reserves and other assets	(19)	(45)
Other investing	3	15
Net cash used in investing activities	(326)	(581)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities, net	65	15
Issuance of recourse debt	750	—
Issuance of non-recourse debt	554	1,491
Repayments of recourse debt	(866)	(2)
Repayments of non-recourse debt	(349)	(1,007)
Payments for financing fees	(78)	(33)
Distributions to noncontrolling interests	(26)	(31)
Contributions from noncontrolling interests	32	55
Dividends paid on AES common stock	(36)	(30)
Payments for financed capital expenditures	(178)	(152)
Other financing	—	4
Net cash (used in) provided by financing activities	(132)	310
Effect of exchange rate changes on cash	(22)	(8)
Decrease in cash of discontinued and held-for-sale businesses	30	17
Total (decrease) increase in cash and cash equivalents	(229)	356
Cash and cash equivalents, beginning	1,642	1,900
Cash and cash equivalents, ending	$1,413	$2,256
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$226	$234
Cash payments for income taxes, net of refunds	$237	$295

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted pre-tax contribution (“adjusted PTC”) and Adjusted earnings per share (“adjusted EPS”) are non-GAAP supplemental measures that are used by management and external users of our consolidated financial statements such as investors, industry analysts and lenders.
We define adjusted PTC as pre-tax income from continuing operations attributable to AES excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis.

We define adjusted EPS as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt.
The GAAP measure most comparable to adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to adjusted EPS is diluted earnings per share from continuing operations. We believe that adjusted PTC and adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose of or acquire business interests or retire debt, which affect results in a given period or periods. In addition, for adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 30, 2014			Three Months Ended March 30, 2013
	Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax		Net of NCI(1)	Per Share (Diluted) Net of NCI(1) and Tax
	(In millions, except per share amounts)
Loss (Income) from continuing operations attributable to AES and Diluted EPS	$(47)	$(0.07)		$112	$0.15
Add back income tax expense from continuing operations attributable to AES	(25)			31
Pre-tax contribution	$(72)			$143
Adjustments
Unrealized derivative (gains)/ losses(2)	$(10)	$(0.01)		$14	$0.02
Unrealized foreign currency transaction (gains)/ losses(3)	26	0.02		25	0.01
Disposition/ acquisition (gains)	(1)	—		(3)	—
Impairment losses	166	0.17	(4)	48	0.05	(5)
Loss on extinguishment of debt	134	0.13	(6)	43	0.04	(7)
Adjusted pre-tax contribution and Adjusted EPS	$243	$0.24		$270	$0.27
_____________________________

(1)	NCI is defined as Noncontrolling Interests

(2)	Unrealized derivative (gains) losses were net of income tax per share of $(0.01) and $0.00 in the three months ended March 31, 2014 and 2013, respectively.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

(3)	Unrealized foreign currency transaction (gains) losses were net of income tax per share of $0.01 and $0.01 in the three months ended March 31, 2014 and 2013, respectively.

(4)
Amount primarily relates to the goodwill impairments at DPL of $136 million ($93 million, or $0.13 per share, net of income tax per share of $0.06), at Buffalo Gap of $18 million ($18 million, or $0.03 per share, net of income tax per share of $0.00) and asset impairment at DPL of $12 million ($8 million, or $0.01 per share, net of income tax per share of $0.00).

(5)	Amount primarily relates to asset impairment at Beaver Valley of $46 million ($32 million, or $0.04 per share, net of income tax per share of $0.02).

(6)	Amount primarily relates to the loss on early retirement of debt at Corporate of $132 million ($91 million, or $0.13 per share, net of income tax per share of $0.06).

(7)
Amount primarily relates to the loss on early retirement of debt at Masinloc of $43 million ($28 million, or $0.04 per share, net of noncontrolling interest of $3 million and of income tax per share of $0.01).

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
	(in millions)
Calculation of Maintenance Capital Expenditures for Free Cash Flow (1) Reconciliation Below:
Maintenance Capital Expenditures	$137	$186
Environmental Capital Expenditures	33	30
Growth Capital Expenditures	407	337
Total Capital Expenditures	$577	$553

Reconciliation of Proportional Operating Cash Flow(2)
Consolidated Operating Cash Flow	$221	$618
Less: Proportional Adjustment Factor	(20)	104
Proportional Operating Cash Flow (2)	$241	$514

Reconciliation of Free Cash Flow(1)
Consolidated Operating Cash Flow	$221	$618
Less: Maintenance Capital Expenditures, net of reinsurance proceeds	137	186
Less: Non-Recoverable Environmental Capital Expenditures	11	21
Free Cash Flow(1)	$73	$411

Reconciliation of Proportional Free Cash Flow(1),(2)
Proportional Operating Cash Flow	$241	$514
Less: Proportional Maintenance Capital Expenditures, net of reinsurance proceeds	104	137
Less: Proportional Non-Recoverable Environmental Capital Expenditures	8	16
Proportional Free Cash Flow(1),(2)	$129	$361

(1)
Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including non-recoverable environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	Actual	Actual	Actual	Actual
Subsidiary distributions(1) to Parent & QHCs	$1,290	$1,260	$1,308	$1,291
Returns of capital distributions to Parent & QHCs	40	193	63	75
Total subsidiary distributions & returns of capital to Parent	$1,330	$1,453	$1,371	$1,366

Parent only data: quarterly
($ in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	Actual	Actual	Actual	Actual
Subsidiary distributions to Parent & QHCs	$232	$402	$348	$308
Returns of capital distributions to Parent & QHCs	9	30	0	1
Total subsidiary distributions & returns of capital to Parent	$241	$432	$348	$309

Parent Company Liquidity (2)
($ in millions)	Balance at
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs (3)	$26	$132	$196	$111
Availability under credit facilities	799	799	797	797
Ending liquidity	$825	$931	$993	$908

(1)
Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)
Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)
The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

THE AES CORPORATION
2014 FINANCIAL GUIDANCE ELEMENTS(1)

2014 Financial Guidance (as of 5/8/14)
	Consolidated	Proportional
Income Statement Guidance
Adjusted Earnings Per Share	$1.30 to $1.38
Cash Flow Guidance
Net Cash Provided by Operating Activities	$2,200 to $2,800 million
Free Cash Flow (4)		$1,000 to $1,300 million
Reconciliation of Free Cash Flow Guidance
Net Cash from Operating Activities	$2,200 to $2,800 million	$1,650 to $1,950 million
Less: Maintenance Capital Expenditures	$700 to $1,000 million	$500 to $800 million
Free Cash Flow (4)	$1,350 to $1,950 million	$1,000 to $1,300 million

(1)	2014 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 31, 2014.

(2)
AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company's estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Net Cash from Operating Activities (Operating Cash Flow) is a GAAP metric which presents the Company's cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company's economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company's economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company's economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company's equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)
Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) gains or losses due to dispositions and acquisitions of business interests, (d) losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company's internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions, unrealized foreign currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

(4)
Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.